Exhibit 10.20

BLACKHAWK NETWORK HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2006 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

Restricted Stock Unit Award Grant Notice

Blackhawk Network Holdings, Inc., a Delaware corporation, (the “Company”), pursuant to its Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan, as amended from time to time (the “Plan”), hereby grants to the individual set forth below (“Holder”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (as defined in the Plan) upon vesting of such Restricted Stock Unit. This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Holder:	[ ]

Grant Date:	[ ]

Total Number of RSUs:	[ ]

Vesting Commencement Date:	[ ]

Vesting Schedule:

Subject to Holder remaining an Employee, the RSUs shall vest as follows:

(i)     20% of the RSUs on [                    ],

(ii)    20% of the RSUs on [                    ],

(iii)   20% of the RSUs on [                    ],

(iv)   20% of the RSUs on [                    ], and

(v)    20% of the RSUs on [                    ].

In no event, however, shall the RSUs vest for any additional shares of Common Stock following the Holder’s Termination of Employment.

Termination:	If Holder experiences a Termination of Employment, all RSUs that have not become vested on or prior to the date of such Termination of Employment will be automatically forfeited by Holder without payment of any consideration therefor.

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Agreement, the Stockholders’ Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Unit Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, the Stockholders’ Agreement and the Plan. Holder also agrees that the Company, in its sole discretion, may instruct a broker on Holder’s behalf to sell shares of Common Stock otherwise issuable to Holder upon vesting of the RSUs and submit the proceeds of such sale to the Company in satisfaction of any withholding obligations in accordance with Section 6 of the Agreement or may satisfy such obligations using any other method permitted by Section 6 or the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. PLEASE BE SURE TO READ ALL OF EXHIBIT A AND THE

PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

BLACKHAWK NETWORK HOLDINGS, INC.	HOLDER:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

Attachments:	Restricted Stock Unit Award Agreement (Exhibit A)
Consent of Spouse (Exhibit B)
Blackhawk Network Holdings, Inc. Second Amended and Restated Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (Exhibit C)
Third Amended and Restated Stockholders’ Agreement (Exhibit D)

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

BLACKHAWK NETWORK HOLDINGS, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Grant. Pursuant to this Agreement, in consideration of Holder’s past and/or continued employment with the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Holder an award of RSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Holder has agreed to enter into this Agreement and the Stockholders’ Agreement, each of which sets forth the rights and obligations of the parties thereto with respect to the shares of Common Stock to be issued pursuant to the RSUs.

2. Plan Governs. The RSUs are issued pursuant to, and the terms of this Agreement are subject to, all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan or the Grant Notice.

3. Company’s Obligation to Pay. Each RSU represents the right to receive payment, in accordance with Section 6 below, of one (1) share of Common Stock. Unless and until an RSUs vests, Holder will have no right to payment of such RSU. Prior to actual payment of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Each RSU has a value equal to the Fair Market Value of a share of Common Stock on the date the shares subject thereto are distributed.

4. Vesting Schedule. Subject to Section 5 below, the RSUs awarded by this Agreement will vest in accordance with the Vesting Schedule set forth in the Grant Notice, subject to Holder’s remaining an Employee through such vesting period(s) or date(s).

5. Forfeiture upon Termination of Service. Except as provided in the Plan, and notwithstanding any contrary provision of this Agreement, if Holder experiences a Termination of Employment for any or no reason, the then-unvested RSUs will thereupon be forfeited at no cost to the Company and Holder shall have no further rights thereunder.

6. Payment after Vesting.

(a) Shares of Common Stock subject to any RSUs that vest in accordance with the Vesting Schedule set forth in the Grant Notice will be issued to Holder (or in the event of the Holder’s death, to his or her estate) in whole shares of Common Stock on or within thirty (30) days following the applicable vesting date (each a “Distribution Date”), without regard to whether the Holder is an Employee on such Distribution Date).

(b) The Company shall have the authority and the right to deduct or withhold, or to require Holder to remit to the Company, in such form of consideration as the Administrator may deem acceptable, an amount sufficient to satisfy all applicable federal, state and local taxes (including Holder’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the RSUs. Any such taxes up to the minimum amount required by statute may be satisfied by reducing the number of shares of Common Stock issued to Holder if issued prior to the date on which the Common Stock becomes publicly traded or, if issued on or after the date on which the Common Stock becomes publicly traded, only if and to the extent determined appropriate by the Administrator.

(c) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Holder the minimum statutory amount of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of shares of Common Stock. Such payment shall be made by reducing the number of shares of Common Stock issued to Holder. Notwithstanding the foregoing, the Company may require withholding taxes to be paid by deduction from other compensation payable to Holder or in such other form of consideration acceptable to the Company which may include, in the sole discretion of the Administrator:

(i) cash or check;

(ii) surrender of shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute;

(iii) other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable under the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale); or

(iv) any combination thereof.

The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Holder or Holder’s legal representative or enter such Share in book entry form unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Holder arising in connection with the RSUs.

7. Rights as Stockholder. Neither Holder nor any person claiming under or through Holder will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until such shares of Common Stock have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Holder or any person claiming under or through Holder.

8. No Effect on Employment. This Agreement is not an employment contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the Holder’s part to remain an Employee, or of the Company to continue the Holder’s Employee status. The Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or other service of the Holder at any time for any reason whatsoever, with or without good cause.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at its principal place of business, or at such other address as the Company may hereafter designate in writing. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Holder, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Holder at the address specified on the first page of this Agreement or at such other address as the Holder may hereafter designate by written notice to the Company.

10. Transferability. Except as to the limited extent provided in Section 6 above, the RSUs and the rights and privileges conferred hereby, including without limitation the shares of Common Stock issuable following the vesting of the RSUs, will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until, with respect to whole shares of Common Stock issuable following the vesting of the RSUs, such shares of Common Stock are issued pursuant to Section 6 above. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void; provided, however, that this Section 10 shall not prevent transfers by will or the applicable laws of descent and distribution. Any shares of Common Stock issued to Holder following the vesting of the RSUs shall be subject to the terms and conditions of the Stockholders’ Agreement.

11. Binding Agreement. Subject to the limitations on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. As a condition of acquiring Common Stock, the Administrator may require Holder to execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, (a) the Stockholders’ Agreement and (b) a written representation of Holder that the shares of Common Stock are being acquired by him for investment and with no present intention of selling or transferring them and that he will not sell or otherwise transfer the shares except in compliance with all applicable securities laws. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Common Stock to the Holder (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

16. Amendment. The Administrator may amend this Agreement in any respect to the extent determined necessary or desirable by the Administrator in its discretion. Notwithstanding the foregoing, except as set forth in Section 19 of this Agreement, no such amendment shall impair the rights of Holder hereunder without Holder’s prior written consent.

17. Transfer Restrictions.

(a) Securities Laws Compliance. Holder agrees and acknowledges that he will not transfer in any manner the shares of Common Stock issued pursuant to this Agreement unless (i) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b) Legend. Any certificate representing the shares of Common Stock issued pursuant to this Agreement prior to the date on which the Common Stock becomes publicly traded shall bear the following legend, in addition to any other legend required by law or otherwise:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (X) THE SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS, (Y) THE SALE OR TRANSFER IS IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS OR (Z) THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY) STATING THAT THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS’ AGREEMENT BY AND AMONG SAFEWAY INC., THE COMPANY, THE STOCKHOLDER AND CERTAIN HOLDERS OF COMMON STOCK OF THE COMPANY. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE

SHARES. A COPY OF SUCH AGREEMENT AS IN EFFECT FROM TIME TO TIME MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

18. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

19. Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Holder or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to provide for either the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

20. Tax Consultation. Holder understands that Holder may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. Holder represents that Holder has consulted with any tax consultant(s) that Holder deems advisable in connection with the RSUs and that Holder is not relying on the Company for tax advice.

EXHIBIT B

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                                         , spouse of                                         , have read and approve the foregoing Blackhawk Network Holdings, Inc. Restricted Stock Unit Agreement (the “Agreement”), dated as of                     , by and between Blackhawk Network Holdings, Inc., a Delaware corporation and                     . In consideration of issuing to my spouse the shares of the common stock of Blackhawk Network Holdings, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: , 20

Signature of Spouse

EXHIBIT C

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

SECOND AMENDED AND RESTATED RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

EXHIBIT D

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT